Exhibit k.4
December 21, 2010
VIA FEDERAL EXPRESS
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attention: Matt Malkasian, Vice President
                  Theresa B. Dewar, Vice President
Re: Amendment
Dear Mr. Malkasian and Ms. Dewar:
     In accordance with Section 8.7, the Amendments provision, of the Master Services Agreement by and among each registered management investment company party thereto (collectively, the “Funds”), and State Street Bank and Trust Company (“State Street”) dated as of March 15, 2004 (the “Agreement”), and in consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:
(1)	Effective December 14, 2010, Calamos Multi-Fund Blend (the “Fund”) is closed to new investors and effective January 31, 2011 the Fund will be liquidated;

(2)	Appendix A of the Agreement is hereby deleted and replaced with the attached Appendix A; and

(3)	All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.
     Kindly indicate your acceptance of the foregoing by executing two copies of this letter amendment, returning one to the Funds and retaining one for your records.
     Should you have any questions, please contact me at (630) 245-1046.

EACH REGISTERED MANAGEMENT
INVESTMENT COMPANY AS IDENTIFIED
ON EXHIBIT A HERETO

/s/ J. Christopher Jackson J. Christopher Jackson
Secretary

STATE STREET BANK & TRUST COMPANY

By: Name:	/s/ Michael F. Rogers Michael F. Rogers

Title:	Executive Vice President

APPENDIX A
LIST OF INVESTMENT COMPANIES
CALAMOS ADVISORS TRUST
CALAMOS GROWTH AND INCOME PORTFOLIO1
CALAMOS INVESTMENT TRUST
CALAMOS CONVERTIBLE FUND
CALAMOS GROWTH AND INCOME FUND2
CALAMOS GROWTH FUND
CALAMOS GLOBAL GROWTH AND INCOME FUND3
CALAMOS HIGH YIELD FUND
CALAMOS VALUE FUND4
CALAMOS BLUE CHIP FUND
CALAMOS INTERNATIONAL GROWTH FUND
CALAMOS MARKET NEUTRAL INCOME FUND5
CALAMOS GLOBAL EQUITY FUND
CALAMOS TOTAL RETURN BOND FUND
CALAMOS EVOLVING WORLD GROWTH FUND6
CALAMOS DISCOVERY GROWTH FUND
CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
CALAMOS CONVERTIBLE AND HIGH INCOME FUND
CALAMOS STRATEGIC TOTAL RETURN FUND
CALAMOS GLOBAL TOTAL RETURN FUND
CALAMOS GLOBAL DYNAMIC INCOME FUND7

[1]	Formerly named Convertible Portfolio

[2]	Formerly named Convertible Growth and Income Fund and prior to that the Growth and Income Fund

[3]	Formerly named Global Convertible Growth and Income Fund and prior to that the Global Growth and Income Fund

[4]	Formerly named Mid-Cap Value Fund

[5]	Formerly named Calamos Market Neutral Fund

[6]	Formerly named Calamos New World Growth Fund

[7]	Formerly named Calamos Global Diversified Income and Opportunities Fund